Exhibit 23.1

CONSENT OF SRK CONSULTING (US), INC

The undersigned hereby states as follows:

Our firm assisted with the "NI 43-101 Technical Report, Capital Gold Corporation, El Chanate Gold Mine, Sonora, Mexico” (the "Technical Report") for Capital Gold Corporation (the "Company") dated  November 27, 2009, portions of which are summarized in this Quarterly Report on Form 10-Q for the quarter ended October 31, 2009 (the "Form 10-Q").

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-143957) on Form S-3, and the related prospectuses and any amendments and supplements thereto, and the Registration Statement (No. 333-141591) on Form S-8 of the Company of the summary information concerning the Technical Report and all information derived therefrom, including the reference to our firm included with such information as set forth in the Form 10-Q.

Date: December 10, 2009	SRK CONSULTING (U.S.), INC.

/s/ Bret Swanson
Name: Bret Swanson, MAusIMM
Title: Senior Mining Engineer